Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8) pertaining to American Greetings Corporation Retirement Profit Sharing and Savings Plan for the registration of 1,500,000 Class A Common Shares and 900,000 Class B Common Shares and to the incorporation by reference therein of our reports dated (a) April 25, 2007, with respect to the consolidated financial statements and schedule of American Greetings Corporation included in its Annual Report (Form 10-K) for the year ended February 28, 2007, American Greetings Corporation management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of American Greetings Corporation included in its Annual Report (Form 10-K) and (b) June 27, 2007, with respect to the financial statements and schedule of American Greetings Corporation Retirement Profit Sharing and Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
September 18, 2007